Exhibit 99.1

Contacts:

Media: Anna Vue	Investors/Analysts: Jenifer Kirtland/Bob Jones
avue@infinera.com	jkirtland@infinera.com/bjones@infinera.com
Infinera Corporation	Infinera Corporation
916-595-8157	408-543-8139/408-543-8140

Infinera Corporation Reports First Quarter 2013 Financial Results

Sunnyvale, CA, April 24, 2013 – Infinera Corporation (NASDAQ: INFN), a leading provider of digital optical communications systems, today released financial results for the first quarter ended March 30, 2013.

GAAP revenues for the first quarter of 2013 were $124.6 million compared to $128.1 million in the fourth quarter of 2012 and $104.7 million in the first quarter of 2012.

GAAP gross margin for the first quarter of 2013 was 34% compared to 34% in the fourth quarter of 2012 and 39% in the first quarter of 2012. GAAP net loss for the quarter was $(15.3) million, or $(0.13) per share, compared to net loss of $(16.1) million, or $(0.14) per share, in the fourth quarter of 2012 and net loss of $(20.6) million, or $(0.19) per share, in the first quarter of 2012.

Non-GAAP gross margin for the first quarter of 2013 was 36% compared to 36% in the fourth quarter of 2012 and 40% in the first quarter of 2012, excluding non-cash stock-based compensation expenses. Non-GAAP net loss for the first quarter of 2013 was $(7.3) million, or $(0.06) per share, compared to net loss of $(6.0) million, or $(0.05) per share, in the fourth quarter of 2012 and net loss of $(11.2) million, or $(0.10) per share, in the first quarter of 2012.

Management Commentary

“Our first quarter performance demonstrated solid execution in a traditionally slow quarter for the industry,” said Tom Fallon, president and chief executive officer. “The DTN-X platform continued to gain traction in the market. During the quarter, we received purchase commitments from six additional customers, including two new to Infinera, for a total of 27 DTN-X customer commitments to date. Customer deployments were strong and we shipped a record number of 100G ports.

“The economic value proposition offered by Infinera’s photonic integration and long-haul 500G super-channels has generated significant interest among potential customers. As a result, our new business pipeline is extremely active and we are pursuing global opportunities in a wide variety of markets.

“We are increasingly confident in our outlook for Infinera. We exited the first quarter with an increased backlog and a robust pipeline of potential new business, positioning us well for 2013.”

Conference Call Information:

Infinera will host a conference call for analysts and investors to discuss its first quarter results and its outlook for the second quarter today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the Investor Relations’ section of the company’s website at www.infinera.com. Following the webcast, an archived version will be available on the website for 90 days. To hear the replay, parties in the United States and Canada should call 1-866-459-3539. International parties can access the replay at 1-203-369-1328.

About Infinera

Infinera provides Digital Optical Networking systems to telecommunications carriers worldwide. Infinera’s systems are unique in their use of a breakthrough semiconductor technology: the photonic integrated circuit (PIC). Infinera’s systems and PIC technology are designed to provide customers with simpler and more flexible engineering and operations, faster time-to-service, and the ability to rapidly deliver differentiated services without reengineering their optical infrastructure. For more information, please visit www.infinera.com.

Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Infinera’s expectations, beliefs, intentions or strategies regarding the future including statements that the economic value proposition offered by Infinera’s photonic integration and long-haul 500G super-channels has generated significant interest among potential customers; that our new business pipeline is extremely active and we are pursuing global opportunities in a wide variety of markets; that we are increasingly optimistic about the outlook for Infinera; and that we exited the first quarter with an increased backlog, strong bookings, and a robust pipeline of potential new business, positioning us well for 2013. Such forward-looking statements can be identified by forward-looking words such as “anticipated,” “believed,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include aggressive business tactics by our competitors, our reliance on single-source suppliers, our ability to protect our intellectual property, claims by others that we infringe their intellectual property, and our ability to respond to rapid technological changes, and other risks that may impact our business are set forth in our annual reports on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 5, 2013, as well as subsequent reports filed with or furnished to the SEC. These reports are available on our website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information

In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses and non-recurring restructuring and other related costs. We believe these adjustments are appropriate to enhance an overall understanding of our underlying financial performance and also our prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” We anticipate disclosing forward-looking non-GAAP information in our conference call to discuss our first quarter results, including an estimate of non-GAAP earnings for the second quarter of 2013 that excludes non-cash stock-based compensation expenses.

A copy of this press release can be found on the Investor Relations’ page of Infinera’s website at www.infinera.com.

Infinera Corporation and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012
Revenue:
Product	$107,809	$92,391
Ratable product and related support and services	534	531
Services	16,282	11,779

Total revenue	124,625	104,701
Cost of revenue (1):
Cost of product	75,352	59,324
Cost of ratable product and related support and services	95	191
Cost of services	6,476	4,759

Total cost of revenue	81,923	64,274
Gross profit	42,702	40,427
Operating expenses (1):
Research and development	29,726	30,985
Sales and marketing	18,046	18,242
General and administrative	9,872	11,084

Total operating expenses	57,644	60,311
Loss from operations	(14,942)	(19,884)
Other income (expense), net:
Interest income	197	275
Other gain (loss), net:	(203)	(424)

Total other income (expense), net	(6)	(149)
Loss before income taxes	(14,948)	(20,033)
Provision for income taxes	331	579

Net loss	$(15,279)	$(20,612)

Net loss per common share, basic and diluted	$(0.13)	$(0.19)

Weighted average shares used in computing basic and diluted net loss per common share	114,308	108,666

(1)	The following table summarizes the effects of stock-based compensation related to employees and non-employees for the three months ended March 30, 2013 and March 31, 2012:

	Three Months Ended
	March 30,	March 31,
	2013	2012
Cost of revenue	$486	$606
Research and development	3,119	3,320
Sales and marketing	1,999	2,219
General and administration	769	2,223

	6,373	8,368
Cost of revenue - amortization from balance sheet*	1,602	1,069

Total stock-based compensation expense	$7,975	$9,437

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

Infinera Corporation

GAAP to Non-GAAP Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30,	December 29,	March 31,
	2013	2012	2012
Reconciliation of Gross Profit:
U.S. GAAP as reported	$42,702	$43,268	$40,427
Stock-based compensation(1)	2,088	2,684	1,675

Non-GAAP as adjusted	$44,790	$45,952	$42,102

Reconciliation of Gross Margin:
U.S. GAAP as reported	34%	34%	39%
Stock-based compensation(1)	2%	2%	1%

Non-GAAP as adjusted	36%	36%	40%

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(14,942)	$(15,513)	$(19,884)
Stock-based compensation(1)	7,975	10,135	9,437

Non-GAAP as adjusted	$(6,967)	$(5,378)	$(10,447)

Reconciliation of Net Loss:
U.S. GAAP as reported	$(15,279)	$(16,088)	$(20,612)
Stock-based compensation(1)	7,975	10,135	9,437

Non-GAAP as adjusted	$(7,304)	$(5,953)	$(11,175)

Net Loss per Common Share - Basic:
U.S. GAAP as reported	$(0.13)	$(0.14)	$(0.19)
Stock-based compensation(1)	0.07	0.09	0.09

Non-GAAP as adjusted	$(0.06)	$(0.05)	$(0.10)

Net Loss per Common Share - Diluted:
U.S. GAAP as reported	$(0.13)	$(0.14)	$(0.19)
Stock-based compensation(1)	0.07	0.09	0.09

Non-GAAP as adjusted(2)	$(0.06)	$(0.05)	$(0.10)

Weighted average shares used in computing net loss per common share - U.S. GAAP:
Basic	114,308	112,311	108,666

Diluted	114,308	112,311	108,666

Weighted average shares used in computing net loss per common share - Non-GAAP:
Basic	114,308	112,311	108,666

Diluted(2)	117,602	114,115	112,007

(1)

Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees:

	Three Months Ended
	March 30,	December 29,	March 31,
	2013	2012	2012
Cost of revenue	$486	$735	$606
Research and development	3,119	2,852	3,320
Sales and marketing	1,999	2,802	2,219
General and administration	769	1,797	2,223

	6,373	8,186	8,368
Cost of revenue - amortization from balance sheet*	1,602	1,949	1,069

Total stock-based compensation expense	$7,975	$10,135	$9,437

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.
(2)	Diluted shares used to calculate net loss per share on a non-GAAP basis provided for informational purposes only.

Infinera Corporation

Condensed Consolidated Balance Sheets

(In thousands, except par values)

(Unaudited)

	March 30,	December 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$98,998	$104,666
Short-term investments	62,108	76,146
Accounts receivable, net of allowance for doubtful accounts of $100 in 2013 and $94 in 2012	112,133	107,039
Other receivables	3,298	2,909
Inventory	130,991	127,809
Deferred inventory costs	413	1,029
Prepaid expenses and other current assets	10,284	9,899

Total current assets	418,225	429,497
Property, plant and equipment, net	77,155	80,343
Deferred inventory costs, non-current	68	100
Long-term investments	—	2,874
Cost-method investment	9,000	9,000
Long-term restricted cash	3,826	3,868
Deferred tax asset	745	805
Other non-current assets	1,779	1,683

Total assets	$510,798	$528,170

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,104	$61,428
Accrued expenses	19,940	25,483
Accrued compensation and related benefits	18,694	22,325
Accrued warranty	7,027	7,262
Deferred revenue	31,234	26,744
Deferred tax liability	745	805

Total current liabilities	129,744	144,047
Accrued warranty, non-current	9,645	9,220
Deferred revenue, non-current	3,059	3,210
Other long-term liabilities	15,909	15,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of March 30, 2013 and December 29, 2012 Issued and outstanding shares – 115,617 as of March 30, 2013 and 112,461 as of December 29, 2012	116	112
Additional paid-in capital	942,490	930,618
Accumulated other comprehensive loss	(2,520)	(2,228)
Accumulated deficit	(587,645)	(572,366)

Total stockholders’ equity	352,441	356,136

Total liabilities and stockholders’ equity	$510,798	$528,170

Infinera Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012
Cash Flows from Operating Activities:
Net loss	$(15,279)	$(20,612)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,334	5,528
(Recovery of) provision for other receivables	(88)	—
Amortization of premium on investments	314	618
Stock-based compensation expense	7,975	9,437
Non-cash tax benefit	—	(59)
Other gain	(243)	(22)
Changes in assets and liabilities:
Accounts receivable	(5,094)	15,172
Other receivables	(558)	422
Inventory	(5,041)	(12,050)
Prepaid expenses and other assets	(432)	2,173
Deferred inventory costs	629	1,167
Accounts payable	(8,045)	(7,266)
Accrued liabilities and other expenses	(6,301)	(1,010)
Deferred revenue	4,340	624
Accrued warranty	190	121

Net cash used in operating activities	(21,299)	(5,757)
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(20,023)	(21,907)
Proceeds from sale of available-for-sale investments	2,850	5,194
Proceeds from maturities and calls of investments	33,835	32,034
Purchase of property and equipment	(4,936)	(13,649)
Reimbursement of manufacturing capacity advance	—	50
Change in restricted cash	44	(193)

Net cash provided by investing activities	11,770	1,529
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	5,560	7,005
Repurchase of common stock	(1,493)	(832)

Net cash provided by financing activities	4,067	6,173
Effect of exchange rate changes on cash	(206)	306
Net change in cash and cash equivalents	(5,668)	2,251
Cash and cash equivalents at beginning of period	104,666	94,458

Cash and cash equivalents at end of period	$98,998	$96,709

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$210	$329
Supplemental schedule of non-cash financing activities:
Non-cash settlement for manufacturing capacity advance	$—	$275

Infinera Corporation

Supplemental Financial Information

(Unaudited)

	Q2’11	Q3’11	Q4’11	Q1’12	Q2’12	Q3’12	Q4’12	Q1’13
Revenue ($ Mil)	$96.0	$104.0	$112.0	$104.7	$93.5	$112.2	$128.1	$124.6
Gross Margin % (1)	41%	41%	42%	40%	37%	39%	36%	36%
Invoiced Shipment Composition:
Domestic %	72%	65%	70%	71%	70%	70%	63%	63%
International %	28%	35%	30%	29%	30%	30%	37%	37%
Largest Customer %	10%	<10%	14%	13%	15%	13%	13%	14%
Cash Related Information:
Cash from (used in) Operations ($ Mil)	($0.1)	$4.1	($5.1)	($5.8)	($22.7)	($29.3)	$8.3	($21.3)
Capital Expenditures ($ Mil)	$6.7	$5.9	$16.1	$13.6	$6.1	$2.5	$3.2	$4.9
Depreciation & Amortization ($ Mil)	$4.2	$4.9	$4.5	$5.5	$5.7	$6.1	$6.4	$6.3
DSO’s	70	60	65	57	55	74	76	82
Inventory Metrics:
Raw Materials ($ Mil)	$7.3	$7.0	$12.1	$15.3	$14.8	$12.4	$13.0	$12.2
Work in Process ($ Mil)	$27.7	$26.9	$37.0	$41.6	$49.4	$59.8	$57.3	$53.1
Finished Goods ($ Mil)	$34.4	$36.4	$39.9	$44.7	$50.9	$46.3	$57.5	$65.7

Total Inventory ($ Mil)	$69.4	$70.3	$89.0	$101.6	$115.1	$118.5	$127.8	$131.0
Inventory Turns (1)	3.3	3.5	2.9	2.5	2.1	2.3	2.6	2.4
Worldwide Headcount	1,136	1,151	1,181	1,210	1,228	1,235	1,242	1,219

(1)	Amounts reflect non-GAAP results. Non-GAAP adjustments include non-cash stock-based compensation expense.